UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 2, 2026

EDWARDS LIFESCIENCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15525	36-4316614
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

One Edwards Way
Irvine, California 92614
(Address of principal executive offices and zip code)

(949) 250-2500
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	EW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2026, Edwards Lifesciences Corporation, a Delaware corporation (the “Company”), announced that Theodora Mistras has been appointed as the Corporate Vice President, Chief Financial Officer of the Company, effective May 29, 2026, to succeed Scott B. Ullem in that position.

Ms. Mistras, age 44, has served as Chief Financial Officer of Viatris, Inc. (NASDAQ: VTRS), a global pharmaceutical and healthcare corporation, since March 1, 2024. Prior to joining Viatris, Inc. as CFO-elect in January 2024, Ms. Mistras was Managing Director, Healthcare Investment Banking at Citigroup Global Markets from September 2019 to December 2023 and prior to that was Managing Director, Healthcare Investment Banking at Goldman Sachs, where she spent over 15 years in their investment banking healthcare group.

In connection with her appointment as Corporate Vice President, Chief Financial Officer, Ms. Mistras and the Company entered into an Offer Letter on May 2, 2026 (the “Offer Letter”). The Offer Letter does not provide for a specified term and provides for an at-will employment relationship.

Pursuant to the Offer Letter, Ms. Mistras will receive a base salary at a rate of $925,000 annually and will be eligible to participate in the Edwards Lifesciences Incentive Plan (the “EIP”) with a target annual bonus amount of not less than 100% of her then current annual base salary rate. Ms. Mistras will also receive a sign-on bonus of $2,013,000 promptly after her start date, and Ms. Mistras has agreed to repay a pro-rata portion of such bonus should she voluntarily terminate her employment, or should the Company terminate her employment for misconduct, within 24 months following her start date.

In addition, the Company will grant Ms. Mistras an award of Company restricted stock units (“RSUs”) with a grant date value of $8,000,000. The RSUs will be scheduled to vest 43.75% on the first anniversary of her start date, 50% on the second anniversary of her start date, and 6.25% on the third anniversary of her start date, with vesting in each case subject to Ms. Mistras’ continued employment with the Company through that date. The RSUs will be granted under the Company’s Long-Term Stock Incentive Compensation Program. Ms. Mistras’ initial RSU award will vest in full should the Company terminate Ms. Mistras’ employment other than for Cause (as defined in the Company’s form of Change-in-Control Severance Agreement (“CIC Agreement”), filed as Exhibit 10.2 to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2012), should Ms. Mistras resign from employment with the Company for Good Reason (as defined in the CIC Agreement), or should Ms. Mistras’ employment with the Company terminate due to her death or disability (subject, other than in connection with a termination due to death, to Ms. Mistras providing the Company with a general release of claims).

Ms. Mistras will also be eligible to receive annual equity awards while employed by the Company consistent with the Company’s annual equity awards for its executives generally, with the grant date value of her annual equity award for fiscal year 2026 to be $4,500,000. Ms. Mistras will also be provided with a CIC Agreement and will be entitled to non-change-in-control severance protections under any severance plan applicable to the Company’s Leadership Committee. If Ms. Mistras is entitled to severance benefits under any such severance plan (and not in circumstances covered by the CIC Agreement), her severance benefits will not be less than one times her annual rate of base salary plus one times her target annual EIP bonus amount, a pro-rated EIP bonus for the year in which the termination of employment occurs, and $50,000 in outplacement benefits. Ms. Mistras will also be reimbursed for up to $15,000 of legal fees as well as reimbursement for her costs to relocate from New York, New York to the Orange County, California area.

The foregoing summary of the Offer Letter is qualified in its entirety by the text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

There are no arrangements or understandings between Ms. Mistras and any other persons pursuant to which she was selected as an officer of the Company. There are also no family relationships between Ms. Mistras and any director or executive officer of the Company, and Ms. Mistras does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On May 4, 2026 the Company issued a press release announcing the appointment of Ms. Mistras as the Corporate Vice President, Chief Financial Officer of the Company. A copy of the press release is furnished as Exhibit 99.1, and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8–K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Offer Letter between Theodora Mistras and Edwards Lifesciences Corporation, dated May 2, 2026.

99.1	Press Release, issued on May 4, 2026, announcing Chief Financial Officer appointment.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDWARDS LIFESCIENCES CORPORATION

	By:	/s/ Mark D. Peterson
Mark D. Peterson
Date: May 4, 2026		Corporate Vice President, General Counsel
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